UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	December 16, 2025

Tompkins Financial Corporation
(Exact name of registrant as specified in its charter)

New York	1-12709	16-1482357
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

P.O. Box 460, Ithaca New York		14851
(Address of Principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code	(888) 503-5753

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.10 par value	TMP	NYSE American, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Tomazin Defined Contribution Supplemental Executive Retirement Plan

Effective December 16, 2025, Tompkins Financial Corporation (the “Company”) entered into a defined contribution supplemental executive retirement plan (the “DC SERP”) with Matthew D. Tomazin, Executive Vice President, Chief Financial Officer and Treasurer of the Company. The Company will make an annual contribution to Mr. Tomazin’s DC SERP equal to 20% of Mr. Tomazin’s base rate of pay as of such annual contribution date. Interest will be credited quarterly on the basis of the day-weighted average balance in the DC SERP at an annual rate of Prime plus 1%.

Upon the sixth anniversary of the effective date, Mr. Tomazin will become fully vested in the then-current balance of the DC SERP (the “Initial Vested Amount”). Mr. Tomazin will become fully vested in balance of the DC SERP (less the Initial Vested Amount, the “Accrued Benefits”) if he remains employed by the Company until age 63. He will be partially vested in the Accrued Benefits upon reaching age 58.

Romaine Defined Contribution Supplemental Executive Retirement Plan

Effective December 16, 2025, the Company entered into a defined contribution supplemental executive retirement plan (the “Romaine DC SERP”) with Stephen S. Romaine, President and Chief Executive Officer of the Company. Pursuant to the DC SERP, the Company will make an annual contribution to the DC SERP equal to 15% of Mr. Romaine’s base rate of pay as of such annual contribution date. The DC SERP will be credited quarterly with interest on the basis of the day-weighted average balance in the DC SERP at an annual rate of Prime plus 1%. Mr. Romaine will become fully vested in amounts then credited to his DC SERP account upon the earlier of his attainment of age 63 or the earlier occurrence of a change in control with respect to the Company.

Mr. Romaine will be eligible to begin receiving benefits under his DC SERP commencing on a date, not earlier than the date he attains age 63, elected by Mr. Romaine.

Amendment to Supplemental Executive Retirement Plan

Effective December 16, 2025, the Company entered into Amendment No. 2 to the Amended and Restated Supplemental Executive Retirement Agreement with Mr. Romaine, effective November 9, 2016, as amended November 12, 2019 (the DB SERP). Amendment No. 2 provides that a minimum senior incentive payment will be used to calculate “earnings” payable under the DB SERP. Under Amendment No. 2, earnings under the DB SERP, which previously included 50% of any senior incentive actually paid in an applicable year, will instead be calculated based on 50% of the greater of (1) the senior incentive actually paid in an applicable year and (2) 70% of the target senior incentive with respect to such year.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOMPKINS FINANCIAL CORPORATION

Date: December 17, 2025	/s/ Stephen S. Romaine
Stephen S. Romaine
President and CEO